                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2001
                                                   -------------

                        HAYES LEMMERZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------

Delaware                                1-11592                  13-3384636
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)        Identification Number)

15300 Centennial Drive, Northville, Michigan                        48167
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)

Registrant's Telephone number, including area code     (734) 737-5000
                                                       --------------

Item 5.  Other Events

Senior Note Issuance

    On June 22, 2001, Hayes Lemmerz International, Inc. (the "Company") issued $300 million aggregate principal amount of 11-7/8% Senior Notes due 2006 (the "New Notes"), in a transaction which was exempt from registration under the Securities Act of 1933, as amended, in reliance on Rule 144A and/or Regulation S promulgated thereunder. The New Notes are general unsecured obligations of the Company, ranking equal in right of payment to all of the Company's other existing and future senior indebtedness. The New Notes will, however, be effectively subordinated to borrowings under the Company's senior secured credit agreement to the extent of the collateral securing such credit agreement. The New Notes will rank senior to approximately $900 million of the Company's senior subordinated indebtedness outstanding on the issue date. The New Notes are unconditionally guaranteed as to the payment of principal, premium, if any, and interest, jointly and severally by the Company's material domestic subsidiaries. Interest on the New Notes is payable in arrears on June 15 and December 15 commencing December 15, 2001.

    The proceeds of the issuance of the New Notes have been and will be used to repay certain senior secured indebtedness of the Company, to repay certain indebtedness of foreign subsidiaries of the Company and to retire certain senior subordinated indebtedness of the Company.

    The Indenture governing the New Notes (the "New Notes Indenture") limits or restricts, among other things: (i) the incurrence of additional domestic and foreign indebtedness, with certain exceptions; (ii) the making of any Restricted Payment (as defined in the New Notes Indenture); (iii) the creation of certain liens; (iv) entering into certain transactions with affiliates; (v) the sale of assets; (vi) the issuance of common stock of subsidiaries; and (vii) the merger, consolidation or sale of substantially all of the assets of the Company. The New Notes Indenture also provides that a holder of the New Notes may, under certain circumstances, have the right to require that the Company repurchase such holder's New Notes upon a change of control of the Company.

    The New Notes mature on June 15, 2006 and may not be redeemed prior to June 15, 2005; provided, however, that the Company may, at any time and from time to time prior to June 15, 2004, redeem up to 35% of the aggregate principal amount of the New Notes at a price equal to 111.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the date of redemption, with the Net Cash Proceeds (as defined in the New Notes Indenture) of one or more Equity Offerings (as defined in the New Notes Indenture), provided that at least $195.0 million aggregate principal amount of the New Notes remain outstanding. On or after June 15, 2005, the Company may, at its option, redeem the New Notes upon the terms and conditions set forth in the New Notes Indenture.

    Pursuant to an Exchange Offer Registration Rights Agreement (the "Registration Rights Agreement"), the Company has agreed to use its best efforts to file and have declared effective an Exchange Offer Registration Statement with respect to an offer to exchange the New Notes for notes of the Company with terms substantially identical to the New Notes. The Company is also obligated to consummate such exchange offer on or prior to December 19, 2001.

    Copies of the New Notes Indenture and the Registration Rights Agreement are being filed as exhibits to this Report. The foregoing descriptions are qualified in their entirety by reference to such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  4.13 Indenture, dated as of June 15, 2001, among the Company, as Issuer, certain subsidiaries of the Company, as Guarantors, and BNY Midwest Trust Company, as Trustee.

                  4.14 Registration Rights Agreement, dated as of June 22, 2001, among the Company, as Issuer, certain subsidiaries of the Company, as Guarantors, and Credit Suisse First Boston Corporation and CIBC World Markets Corp., as the Initial Purchasers.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HAYES LEMMERZ INTERNATIONAL, INC.

Date:  June 29, 2001                        By:  /s/ William D. Shovers
                                                 ------------------------------
                                                      William D. Shovers
                                                      Vice President - Finance




                                       3